Exhibit 21

HCI GROUP, INC.

Subsidiaries

As of December 31, 2021, the Company had the following active subsidiaries:

State or Sovereign Power
Wholly-owned subsidiaries of HCI Group, Inc.	of Incorporation
Homeowners Choice Property & Casualty Insurance Company, Inc.	Florida
Homeowners Choice Managers, Inc.	Florida
Claddaugh Casualty Insurance Company Ltd.	Bermuda
Cypress Property Management Services, Inc.	Florida
Cypress Claims Services, Inc.	Florida
Greenleaf Capital LLC	Florida
Omega Insurance Agency, Inc.	Florida
Southern Administration, Inc.	Florida
Enclave Services, Inc.	Florida
HCI Insurance Administration Services, Inc.	Florida
TypTap Insurance Group, Inc.	Florida

State or Sovereign Power
Wholly-owned subsidiaries of TypTap Insurance Group, Inc.	of Incorporation
TypTap Insurance Company	Florida
TypTap Management Company	Florida
Cypress Tech Development Company, Inc.	Florida
Exzeo USA, Inc.	Florida

State or Sovereign Power
Wholly-owned subsidiaries of Greenleaf Capital LLC	of Incorporation
Gators on the Pass Holdings, LLC	Florida
John’s Pass Marina Investment Holdings, LLC	Florida
JP Beach Holdings, LLC	Florida
Pass Investment Holdings, LLC	Florida
TI Marina Company, Inc.	Florida
Treasure Island Restaurant Company, Inc.	Florida
TV Investment Holdings LLC	Florida
Silver Springs Property Investments LLC	Florida
Melbourne FMA, LLC	Florida
FMKT Mel Owner LLC	Florida
HCPCI Holdings LLC	Florida
Sorrento PBX LLC	Florida
Greenleaf Essence, LLC	Florida
Century Park Holdings, LLC	Florida
Gulf To Bay LM, LLC	Florida
Westview Holdings, LLC	Florida
Mirama Property Holdings, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiary of HCI Insurance Administration Services, Inc.	of Incorporation
Griston Claim Services, Inc.	Florida
Griston Claim Management, Inc.	Florida

State or Sovereign Power
Wholly-owned subsidiary of Cypress Tech Development Company, Inc.	of Incorporation
Exzeo Software Private Limited	India